BYLAWS
OF OASIS OIL CORPORATION

a Nevada Corporation

ARTICLE 1 - GOVERNING RULES

Section 1. Rules

This corporation shall be governed by applicable provisions of Nevada law and by these bylaws.
ARTICLE II - CORPORATE OFFICES
Section 2. Principal Office and Other Offices

The principal office of the corporation shall be located at 1800 Saint James Place, Suite 101, Houston, Texas, 77056. The location of said principal office may be changed from time to time by the Board of Directors. The corporation may also maintain offices at such other places within or without the United States as the Board of Directors may from time to time determine.
ARTICLE III - SHAREHOLDERS
Section 3. Annual Meetings

Annual meetings of the shareholders of this corporation shall be held at such date and time as the Board of Directors may from time to time determine in accordance with applicable provisions of Nevada law. At such annual meetings, directors shall be elected as provided by applicable Nevada law, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 4. Special Meetings

Special meetings of the shareholders may be called by the Board of Directors, the President, or the holders of shares entitled to cast not less than ten percent of the votes at the meeting.

Section 5. Place of Meetings

All meetings of the shareholders shall be held at the principal office of the corporation, or at such other place as shall be designated by the person calling said meetings.

Section 6. Notice of Meetings
(a)  Notice of each meeting of shareholders, whether annual or special, shall be given to shareholders as required by Section 78.370 of the Nevada Revised Statutes.
(b)  Notice of any meeting of shareholders need not be given to any person who may become a shareholder after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given unless otherwise required by applicable provisions of Nevada law.

Section 7. Quorum
(a)  The presence in person or by proxy of the persons entitled to vote a majority of the outstanding voting shares at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
(b)  Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereat, may adjourn the meeting. At any such adjourned meeting, if a quorum is present, any business may be transacted the same as if the adjourned meeting were the original meeting.

Section 8. Voting

(a) Except as otherwise provided by applicable provisions of Nevada law or by the Articles of Incorporation, at each meeting of shareholders, each share of the issued and outstanding common stock of the corporation shall be entitled to one vote.

(b)  Except for the election of directors, any action which may be taken by shareholders at a meeting thereof shall be authorized by a majority of votes cast at a meeting of shareholders at which a quorum is present. Unless elected pursuant to Section 78.320 of the Nevada Revised Statutes, directors shall be elected at an annual meeting of shareholders by a plurality of the votes cast at the election.
(c)  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation, Any proxy duly executed is not revoked and continues in full force and effect until, (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. A proxy is any written authorization signed by a shareholder or the shareholder's attorney-in-fact giving another person or persons power to vote with respect to the shares of such shareholder. For the purpose of a proxy, a signature is the placing of the shareholder's name on the proxy (whether by manual signature, typewriting, telegraphic or facsimile transmission, or otherwise) by the shareholder or the shareholder's attorney in fact

Section 9. Inspectors of Election

In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of elections to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting. The duties of such inspectors shall be to determine the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effects of proxies; to hear and determine all challenges and questions in any way arising in connection with the right to vote; to determine when the polls shall close; to count and tabulate all votes or consents; to determine the result of the vote; and to so any and all such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 10. Presiding Officer; Order of Business; Conduct of Meeting
(a)  Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be presided over by the President. The Secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of the meeting.
(b)  Subject to Article I above, meetings of shareholders shall be subject to the following rules of procedure:
(1)  The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman on such matters.
(2)  If disorder shall arise which prevents the continuation of the legitimate business of the meeting, the chairman may adjourn the meeting and, upon his so doing, the meeting is immediately adjourned.
(3)  The chairman may require that anyone who is not a bona fide shareholder or proxy holder, or an attorney therefor, must leave the meeting.

(4)         A resolution or motion shall be subject to a vote only if it is proposed by a shareholder or duly authorized proxy and seconded by a shareholder or a duly authorized proxy other than the person who proposed the resolution or motion.

Section 11. Action Without a Meeting

Any action which may be taken by a vote of shareholders at a meeting thereof may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power of the corporation; except that if a different proportion of voting power is required for such action at a meeting of shareholders, then that proportion of written consents is required.
ARTICLE IV - BOARD OF DIRECTORS
Section 12. Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, it is hereby expressly declared that the directors shall have the following powers:

First - To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the by-laws, fix their compensation and require from them security for faithful service. To select the outside auditors of the corporation.

Second - To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, or with the articles of incorporation or the by-laws, as they may deem best.
Third - To change the principal executive office and principal office for the transaction of the business of the corporation from one location to another; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holding of any shareholder's meeting or meetings; and to adopt, make and use a corporate seal and to prescribe the forms of certificates of stock, and to alter the form of such seal and such certificates of stock from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful.

Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth - By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these by-laws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, may have all of the authority of the board, except with respect to:

(i) the approval of any action which requires shareholder approval;
(ii) the filling of vacancies on the Board or in any committee;
(iii) the fixing of compensation of the directors for serving on the Board, or on any committees;
(iv)the adoption, amendment or repeal of bylaws;

(v) the amendment or repeal of any resolution of the Board;

(vi) any distribution to the shareholders;

(vii) the appointment of other committees or the members thereof..

Section 13. Number and Qualification of Directors

The number of directors of the corporation shall not be a number not less than three (3) nor more than nine (9). The exact number of directors within the limits so specified shall be fixed from time to time by a resolution duly adopted by the Board of Directors or by a resolution adopted by the shareholders either at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding voting power of the corporation. Subject to the foregoing provisions for changing the exact number of directors, the exact number of directors of this corporation at the time of the adoption of these bylaws is seven. Directors must be natural persons over the age of 18 years. Directors need not be shareholders nor meet any other qualifying criteria.
Section 14. Election and Term of Office

Directors shall be elected at each annual meeting of the shareholders, or may be elected otherwise provided by applicable Nevada law. Each director shall hold office until his successor is elected and takes office, or until he dies, resigns, or is removed from office, whichever first occurs.

Section 15. Regular Meetings
(a)  An organizational meeting of the Board of Directors shall occur immediately following the election of directors by shareholders. If the organizational meeting follows an annual meeting of shareholders, it shall be held without notice immediately following said annual meeting at the place of such annual meeting. It the organizational meeting does not follow an annual meeting of shareholders, then due notice shall be provided of the date, time, and place thereof the same as specified herein for special meetings of the Board of Directors.
(b)  Except for the organizational meeting, the Board of Directors shall not have any regular meetings.

Section 16. Special Meetings; Notice
(a)  Special meetings of the Board of Directors shall be held whenever called by the President, or by any two directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.
(b)  Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least four (4) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio, cable, telegram, or telecopier not later than two days before the day on which the meeting is to be held, or shall be delivered to him personally or given to him orally not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, need not, but may, specify the purpose of the meeting.

(c)  Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting.
(d)  Notice of any adjourned meeting shall not be required to be given.

Section 17. Chairman of the Meeting

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside.

Section 18. Quorum and Adjournments

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present

Section 19. Manner of Acting
(a)  At all meetings of the Board of Directors, each director present shall have one vote.
(b)  The action taken by a vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(c)       Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone call or a similar communications method by which all persons participating in the meeting can hear each other. Such participation constitutes the presence of all of the participating persons at such meeting.

Section 20. Action without a Meeting

Any action which is required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or committee. Such written consent shall be filed with the minutes of the proceedings of the Board or committee.

Section 21. Vacancies

Any vacancy in the Board of Directors shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any meeting thereof.

Section 22. Resignation

Any director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

Section 23. Removal

Any director or some or all directors may be removed at any time with or without cause by the affirmative vote or written consent of shareholders who hold in the aggregate at least two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Section 24. Compensation
Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and as members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and directors shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings or in the course and scope of their duties, or on behalf of the corporation. The compensation of directors may be on such basis as is determined by the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the corporation in any other capacity and receiving reasonable compensation for such other services.

ARTICLE V - OFFICERS
Section 25. Officers, Qualifications, Election, and Term of Office
(a)  The officers of the corporation shall be a President, a Treasurer, and a Secretary. The corporation may also have as officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other officers as may be designated from time to time by the Board of Directors. All officers must be natural persons. Any two or more offices may be held by the same person.
(b)  As a regular matter, the officers of the corporation shall be elected, and the compensation thereof fixed and determined, by the Board of Directors at the organizational meeting of the Board of Directors which follows the election of directors by the shareholders. Officers of the corporation shall serve at the pleasure of the Board of Directors. Any officer of the corporation may be elected, and the compensation thereof fixed and determined, at any time by the Board of Directors.

Section 26. Resignation

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 27. Removal
Any officer may be removed at any time, with or without cause, by the Board of Directors.
Section 28. Vacancies
A vacancy in any office by reason of any cause may at any time be filled by the Board of Directors,

Section 29. Duties
(a)  President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to a Chairman of the Board, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall be an ex officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.
(b)  Treasurer. Subject to the authority of the President, the Treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities , receipts, disbursements, gains, losses, capital, surplus and shares. The Treasurer shall deposit, or cause to be deposited, all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors, shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all the transactions of the corporation and the financial condition of the corporation, and .shall have such other powers and perform such other duties as may be prescribed by the President or the Board of Directors or by the bylaws.
(c)  Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept at the principal executive office and such other place as the President or the Board of Directors may require or permit book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of the meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall have such other powers and perform such other dudes as may be prescribed by the President or the Board of Directors or by the bylaws.

(d) Other Officers. Other officer designated by the Board of Directors shall have the duties that are specified for them by the Board of Directors.

Section 30. Good Faith

Officers shall carry out and implement their duties in good faith and with due regard for the best interests of the corporation.

Section 31. Compensation

The compensation of the officers of the corporation shall be fixed, from time to time, by the Board of Directors.

ARTICLE VI - SHARES
Section 32. Certificates of Stock
(a)  The corporation shall issue certificates of stock to its shareholders. The certificates representing shares of the corporation's stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares of stock and shall be signed by (i) the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.
(b)  No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by applicable Nevada law.
(c)  The corporation shall not issue fractional shares of stock.

Section 33. Lost or Destroyed Certificates

The holder of any certificate representing shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate representing the same. The corporation may issue a new certificate in the place of any certificate heretofore issued by it which is alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board of Directors, it is proper to do so.

Section 34. Transfers of Shares
(a)  Transfers of shares of stock of the corporation shall be made on the stock ledger of the corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Board of Directors or the corporation's transfer agent may require.
(b)  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 35. Record Date

The Board of Directors may fix a date, not exceeding sixty (60) days nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of and to vote at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of dividends, or allotment of any rights, or for the purpose of any other action, If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or to consent in writing to actions by shareholder shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day preceding the day on which the meeting is held or the action is taken. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating to the thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 36. Voting of Shares
(a)  Subject to clause (g) below, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.
(b)  Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c)  Subject to applicable provisions of Nevada law, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred
(d)  Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minor's age, unless a guardian of the minor's property has been appointed and written notice of such appointment has been given to and received by the corporation.
(e)  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine or, in the absence of such determination, by the president of such other corporation.

(f) Except as set forth in the following sentence, shares of the corporation owned by the corporation or by any subsidiary of the corporation shall not be entitled to vote on any matter. Shares of the corporation held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall be entitled to vote.

(g) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) If only one votes, such act binds all
(ii) If more than one vote, the act of the majority so voting binds all.
(iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.
Section 37. Transfer Agents and Registrars

The Board of Directors may from time to time appoint one or more transfer agents and/or registrars, either domestic or foreign, to maintain the register of the corporation's shares and to effect transfers of the corporation's shares.

ARTICLE VII - GENERAL AND MISCELLANEOUS MATTERS

Section 38.Indemnification

The corporation shall, to the full extent permitted by applicable provisions of Nevada law as the same presently exists or may hereafter be amended, indemnify each of its agents (as defined below) against expenses, judgements, fines settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that any such person is or was an agent of this corporation. The expenses of officers and directors incurred in defending a criminal or civil action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of the immediately preceding sentence shall not affect any rights to advancements of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. For purposes of this section, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or who is or was serving at the at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In the event that applicable law shall hereafter permit or authorize indemnification by the corporation of agents for any reason or purpose or in any manner not otherwise provided for in this bylaw, then such agents shall be entitled to such indemnification by making written demand therefore upon the corporation, it being the intention of this bylaw at all times to provide the most comprehensive indemnification coverage to the corporation's agents as may now or hereafter be permitted by Nevada law. The indemnification provisions of this bylaw shall be applicable to all acts or omissions to act of any agent, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this Bylaw. Upon a determination of the Board of Directors to purchase liability insurance, this corporation shall purchase and maintain insurance on behalf of each director or other agent identified by the Board against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against such liability under the provisions of this section.

Section 39. Shares of Stock of Other Corporations

Whenever the corporation is the holder of shares of stock of any other corporation, any right or power of the corporation as such stock-holder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, provies or other instruments) may be exercised on behalf of the corporation by the President, any Vice President, or such person as the Board of Directors may authorize.

Section 40. Deposits; Checks, Drafts, Etc.
(a)  The Board of Directors shall select banks, trust companies or other depositories in which all funds of the corporation not otherwise employed shall, from time to time, be deposited to the credit of this corporation.
(b)  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 41. Contracts
(a)  The Board of Directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Subject to provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between this corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Chief Financial Officer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same.
(b)  No contract or other transaction between this corporation and any other corporation shall be impaired, affected, or invalidated, nor shall any director be liable in any way, by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer or shareholder of such other corporation, provided that such facts are disclosed or made known to the Board of Directors prior to their authorizing such transaction.
(c)  Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at die meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

Section 42. Loans
(a)  No loans shall be contracted on behalf of this corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.
(b)  The corporation shall not make any loans of money or property to or guarantee the obligation of (a) any director or officer of the corporation , any director or officer of any of its subsidiary corporations, directly or indirectly, or (b) any person, upon the security of the shares of the corporation or its parent, unless the loan or guarantee is otherwise adequately secured, except by the vote or written consent of the holders of a majority of the outstanding shares of all classes, regardless of limitations on voting rights, other than shares held by the benefited director, officer or shareholder.

Section 43.Seal

This corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of this corporation and showing the State of Incorporation.

Section 44. Fiscal Year
The fiscal year of this corporation shall be fixed by resolution of the Board of Directors.
Section 45. Dividends

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time as the Board of Directors may determine,

Section 46. Construction and Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the laws of the State of Nevada shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

ARTICLE VIII - AMENDMENTS
Section 47. By Shareholders

The bylaws of the corporation shall be subject to amendment, modification, alteration, or repeal, and new by-laws may be adopted, by the affirmative vote or written consent of shareholders holding in the aggregate at least a majority of the outstanding voting power of the corporation, provided, however, the shareholders shall have no power to adopt any bylaw which is contrary to applicable law.

Section 48. By Directors

The Board of Directors may from time to time make, adopt, alter, amend, or repeal bylaws of the corporation; provided, however, the Board of Directors shall have no power to change a bylaw which has been adopted by the shareholders or to adopt any bylaw which is contrary to applicable law.

END OF BYLAWS

CERTIFICATE OF ADOPTION OF BYLAWS

I, the undersigned, do hereby certify that I arn the duly appointed and acting: Secretary of Oasis Oil Corporation, and that the foregoing Bylaws, consisting of sixteen pages, eight Articles, and forty-eight Sections, are the Bylaws of said corporation as duly adopted at a meeting of the Board of Directors held on March 23, 1998.

IN WITNESS WHEREOF, I have subscribed my name hereto

/s/ James Hagan
James Hagan